EXHIBIT 99.1


                                  FORM 11-K

                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

(Mark One)

[ x ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1996

                                      OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934  [NO FEE REQUIRED]

          For the transition period from ________ to _______

Commission file numbers:  33-25419 and 33-64058

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                           Airgas, Inc. 401(k) Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 Airgas, Inc.
                      259 Radnor-Chester Road, Suite 100
                               Radnor, PA 19087

                             REQUIRED INFORMATION

     (1)  Financial Statements:

     The following financial statements, including Independent Auditors' Report thereon of Airgas, Inc. 401(k) Plan are submitted herewith:

               Statements of Net Assets Available for
               Benefits as of December 31, 1996 and 1995

               Statements of Changes in Net Assets Available for
               Benefits for the three years ended December 31, 1996

               Notes to Financial Statements
               Item 27(a) - Schedule of Assets Held for Investment Purposes
               Item 27(d) - Schedule of Reportable Transactions

     The schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are included in the aforementioned financial statements of the Airgas, Inc. 401(k) Plan.


     Signatures
     __________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AIRGAS, INC. 401(k) PLAN



                                     BY:/s/ 401(k) Plan Committee
                                        _________________________



                                     BY:/s/ Todd R. Craun
                                        __________________________
                                        Member of Plan Committee

DATED:  June 27, 1997

                           AIRGAS, INC. 401(k) PLAN

                           Financial Statements and
                            Supplementary Schedules

                          December 31, 1996 and 1995

                 (With Independent Auditors' Report Thereon)

AIRGAS, INC. 401(k) PLAN

Table of Contents

December 31, 1996 and 1995
______________________________________________________________________________

                                                                 Page


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . 12

Financial Statements:

   Statement of Net Assets Available for Benefits
     as of December 31, 1996 . . . . . . . . . . . . . . . . . . . 13

   Statement of Net Assets Available for Benefits
     as of December 31, 1995 . . . . . . . . . . . . . . . . . . . 14

   Statement of Changes in Net Assets Available for
     Benefits, Year ended December 31, 1996  . . . . . . . . . . . 15

   Statement of Changes in Net Assets Available for
     Benefits, Year ended December 31, 1995  . . . . . . . . . . . 16

   Statement of Changes in Net Assets Available for
     Benefits, Year ended December 31, 1994  . . . . . . . . . . . 17

Notes to Financial Statements  . . . . . . . . . . . . . . . . . . 18


Schedule


   1      Item 27(a) - Schedule of Assets Held for Investment
          Purposes  . . . . . . . . . . . . . . .  . . . . . . .  25

   2      Item 27(d) - Schedule of Reportable Transactions . . .  26

Independent Auditors' Report



The Plan Administrator
Airgas, Inc. 401(k) Plan:


We have audited the accompanying statements of net assets available for benefits of the Airgas, Inc. 401(k) Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996. In connection with our audits of the accompanying statements, we also have audited the supplemental schedule of assets held for investment purposes (Schedule 1) and the supplemental schedule of reportable transactions (Schedule 2) as of and for the year ended December 31, 1996. These financial statements and supplemental schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Airgas, Inc. 401(k) Plan at December 31, 1996 and 1995 and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of and for the year ended December 31, 1996 are presented for additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Philadelphia, Pennsylvania                           KPMG Peat Marwick LLP
June 12, 1997

AIRGAS, INC. 401(k) PLAN

Statement of Net Assets Available for Benefits
December 31, 1996
                                                                        Vanguard
                         Fidelity    Fidelity   Airgas,Inc. Guaranteed  Money
                         Magellan    Puritan    Common      Investment  Market   Loan
                         Fund        Fund       Stock       Contracts   Account  Fund       Total
______________________________________________________________________________________________________
Assets:
 Investments (note 3)    $12,358,950 7,406,370  45,051,490 14,072,118   895,667          -  79,784,595

 Receivables:
  Employee contributions           -         -           -          -   691,596          -     691,596
  Employer contributions           -         -           -          -   187,379          -     187,379
_______________________________________________________________________________________________________
  Total Receivables                -         -           -          -   878,975          -     878,975

  Employee loans                   -         -           -          -         -  2,884,144   2,884,144

  Cash and cash equivalent,
   interest-bearing (note 4) 418,096   437,926     373,279  3,195,694         -          -   4,424,995
_______________________________________________________________________________________________________

Total assets              12,777,046 7,844,296  45,424,769 17,267,812 1,774,642  2,884,144  87,972,709
_______________________________________________________________________________________________________

Benefits payable            (123,165) (100,620) (1,076,515)  (541,707)        -          -  (1,842,007)

Interfund balances          (478,497) (262,999)  1,044,232   (302,736)        -          -           -
_______________________________________________________________________________________________________

Net assets available
  for benefits           $12,175,384 7,480,677  45,392,486 16,423,369 1,774,642  2,884,144  86,130,702
=======================================================================================================

See accompanying notes to financial statements.


AIRGAS, INC. 401(k) PLAN

Statement of Net Assets Available for Benefits

December 31, 1995
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Assets:
 Investments (note 3)    $ 9,707,996   5,218,360   30,614,505    16,354,550          -     61,895,411

Accrued investment income    561,377           -            -             -          -        561,377

Receivables:
  Employee contributions      95,460      61,994      207,674       112,451          -        477,579
  Employer contributions      28,105      18,160       64,248        36,649          -        147,162
______________________________________________________________________________________________________
  Total Receivables          123,565      80,154      271,922       149,100          -        624,741

  Employee loans                   -           -            -             -  1,907,396      1,907,396

  Cash and cash equivalent,
   interest-bearing (note 4) 153,441      86,002      319,063       114,051          -        672,557
______________________________________________________________________________________________________

Total assets              10,546,379   5,384,516   31,205,490    16,617,701  1,907,396     65,661,482
______________________________________________________________________________________________________
Interfund balances           (28,886)     (8,785)     (54,716)      (57,113)   149,500              -
______________________________________________________________________________________________________
Net assets available
  for benefits           $10,517,493   5,375,731   31,150,774    16,560,588  2,056,896     65,661,482
======================================================================================================

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN
Statement of Changes in Net Assets Available for Benefits
Year ended December 31, 1996
                                                                      Vanguard
                       Fidelity    Fidelity  Airgas,Inc.  Guaranteed   Money
                       Magellan    Puritan   Common       Investment   Market      Loan
                       Fund        Fund      Stock        Contracts    Account     Fund    Total
______________________________________________________________________________________________________
Investment income:
 Unrealized gain (loss)
  on investments      $  (623,379)    34,480   7,401,685          -           -         -   6,812,786
 Realized gain on
  investments           1,939,025    882,214   2,489,040          -           -         -   5,310,279
 Interest                       -          -           -    915,371       2,529   164,234   1,082,134
 Earnings on liquidity
  fund                     16,411      5,253       5,607     59,253           -         -      86,524
______________________________________________________________________________________________________
                        1,332,057    921,947   9,896,332    974,624       2,529   164,234  13,291,723
Contributions:
 Employee               1,218,082    816,838   2,533,976  1,215,395   1,395,176         -   7,179,467
 Employer matching        348,533    234,936     756,945    393,322     376,937         -   2,110,673
 Employee rollovers       617,131    610,223     753,493    469,465           -         -   2,450,312
 Employer discretionary   497,588    316,830   1,280,847    963,376           -         -   3,058,641
______________________________________________________________________________________________________
                        2,681,334  1,978,827   5,325,261  3,041,558   1,772,113         -  14,799,093
Benefits paid to
  participants           (952,025)  (507,591) (3,342,119)(2,658,855)          -  (161,006) (7,621,596)

Interfund transfers,
 including loans granted,
 net of loan repayments(1,403,475)  (288,237)  2,362,238 (1,494,546)          -   824,020           -
______________________________________________________________________________________________________
Net change to plan      1,657,891  2,104,946  14,241,712   (137,219)  1,774,642   827,248  20,469,220
Net assets available for benefits:
 Beginning of year     10,517,493  5,375,731  31,150,774 16,560,588           - 2,056,896  65,661,482
______________________________________________________________________________________________________
End of year           $12,175,384  7,480,677  45,392,486 16,423,369   1,774,642 2,884,144  86,130,702
======================================================================================================

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN
Statement of Changes in Net Assets Available for Benefits
Year ended December 31, 1995
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Investment income:
 Unrealized gain on
  investments            $ 1,588,404     503,817    9,420,913             -          -     11,513,134
 Realized gain on
  investments                731,951     271,336    1,013,670             -          -      2,016,957
 Interest                          -           -            -       936,130    129,340      1,065,470
 Earnings on liquidity
  fund                         2,716       2,208        9,874        11,041      5,409         31,248
______________________________________________________________________________________________________
                           2,323,071     777,361   10,444,457       947,171    134,749     14,626,809
Contributions:
 Employee                    997,987     665,728    2,477,682     1,327,851          -      5,469,248
 Employer matching           295,491     194,826      735,918       430,670          -      1,656,905
 Employee rollovers          647,978     290,306      689,079     1,372,380          -      2,999,743
 Employer discretionary      462,835     286,027    1,318,720     1,026,967          -      3,094,549
______________________________________________________________________________________________________
                           2,404,291   1,436,887    5,221,399     4,157,868          -     13,220,445
Benefits paid to
  participants              (501,335)   (332,633)  (1,445,290)   (1,716,543)   (90,361)    (4,086,162)

Interfund transfers,
  including loans granted,
  net of loan repayments     450,936     408,172     (707,900)     (835,272)   684,064              -
______________________________________________________________________________________________________
Net change to plan         4,676,963   2,289,787   13,512,666     2,553,224    728,452     23,761,092
Net assets available for benefits:
 Beginning of year         5,840,530   3,085,944   17,638,108    14,007,364  1,328,444     41,900,390
______________________________________________________________________________________________________
End of year              $10,517,493   5,375,731   31,150,774    16,560,588  2,056,896     65,661,482
======================================================================================================

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN
Statement of Changes in Net Assets Available for Benefits
Year ended December 31, 1994
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Investment income:
 Unrealized loss on
  investments            $  (249,470)   (197,963)  (2,096,563)            -          -     (2,543,996)
 Realized gain on
  investments                194,849     226,572      807,731             -          -      1,229,152
 Interest                          -           -            -       829,141     96,620        925,761
 Earnings on liquidity
  fund                         1,089         438        6,593         5,713          -         13,833
______________________________________________________________________________________________________
                             (53,532)     29,047   (1,282,239)      834,854     96,620       (375,250)
Contributions:
 Employee                    760,133     464,951    2,090,522     1,284,816          -      4,600,422
 Employer matching           231,279     141,781      624,697       424,422          -      1,422,179
 Employee rollovers        1,082,489     585,644    1,404,722     1,140,953          -      4,213,808
 Employer discretionary      315,787     157,226      871,181       915,786          -      2,259,980
______________________________________________________________________________________________________
                           2,389,688   1,349,602    4,991,122     3,765,977          -     12,496,389
Benefits paid to
  participants              (260,337)   (165,234)  (1,031,362)     (895,317)   (47,953)    (2,400,203)

Interfund transfers,
  including loans granted,
  net of loan repayments     109,123      51,318    2,406,878    (2,872,135)   304,816              -
______________________________________________________________________________________________________
Net change to plan         2,184,942   1,264,733    5,084,399       833,379    353,483      9,720,936
Net assets available for benefits:
 Beginning of year         3,655,588   1,821,211   12,553,709    13,173,985    974,961     32,179,454
______________________________________________________________________________________________________
End of year              $ 5,840,530   3,085,944   17,638,108    14,007,364  1,328,444     41,900,390
======================================================================================================

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN

Notes to Financial Statements

(1)  Description of the Plan

     The following description of the Airgas, Inc. 401(k) Plan (the Plan) provides general information only. Participants should refer to the Plan agreement for more complete information.

     General

     The Plan is a defined contribution plan covering substantially all employees of Airgas, Inc. and subsidiaries (the Company). Included in the assets of the Plan are contribution rollovers from pension plans of acquired companies, where applicable. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Contributions

     Employee:

     The Plan permits a participant to defer up to 15% of eligible compensation. The amount of deferred compensation is treated as a salary reduction and is not subject to federal income tax until withdrawn from the Plan. In no event will the contribution exceed maximum allowable contributions as prescribed by the Internal Revenue Service.

     Employer:

     Contributions to the Plan by the Company are made on a matched basis and at a rate of 50% of participant deferred compensation. The employer match is applied on employee contributions of up to 4% of eligible compensation (i.e., maximum employer match is 2% of eligible compensation). Plan participants are eligible for Company contributions one year after their date of hire.

     The amount of discretionary contributions, in addition to the required Company match, elected to be made by the Company are determined by the Board of Directors.

     Participant Accounts

     Contributions are invested as directed by each participant in four separate investment funds. Each participant may designate, by written notice to the Plan administrator, how the contributions to their account are to be allocated among the four funds. Participants are required to allocate funds in increments of 25% of total contributions. November and December Plan contributions have been deposited in the Vanguard Money Market account in order to facilitate the transfer of the Plan assets to the new trustee and investment options (see note 7).

     In the event a participant fails to submit a written notice of allocation, contributions will be invested in the Guaranteed Investment Contracts.

(1)  Continued

In addition to the above initial election, each quarter participants may elect by written notice to transfer all or 25% increments of the total funds credited to their account to any one or more of the investment funds.

Interest, dividends, and other income earned by the investment funds are reinvested in the same fund. Such amounts are allocated to participants based upon the proportion of a participant's balance to the total fund balance.

     Participant Loans

The Plan administrator may, upon the application of a participant, direct the Trustee to make a loan to such participant. The loan will bear interest at a rate equal to prime plus 2% and shall provide for periodic repayment over a reasonable period of time generally not to exceed five years for general purpose loans and 30 years for principal residence loans. Prime rate at December 31, 1996 was 8.25%.

     Vesting

Participants are immediately vested in all contributions. In addition, all earnings on such investments are fully vested.

     Payment of Benefits

Upon retirement, death, disability, or termination of service, participants or beneficiaries are entitled to a distribution equal to the total value of their accounts. Such distributions are generally payable in cash.

Participants experiencing serious financial hardships may be entitled to a distribution upon approval of the Plan administrator.

     Administrative Expenses

All administrative expenses have been paid by the Company.


(2)  Summary of Significant Accounting Policies

     Basis of Accounting

The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present net assets available for benefits and changes in those assets.

(2)  Continued

     Investments

The Plan's investments are maintained by the plan trustee, CoreStates Bank. The fair values of the Fidelity Magellan Fund and the Fidelity Puritan Fund are based on net asset values per share at year-end. The Guaranteed Investment Contracts are valued at year-end contract values. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay administration expense charged by the insurance company.

Investments in Airgas, Inc. common stock are valued at market based upon closing prices at the Plan year-end. At December 31, 1996, the investment in Airgas, Inc. common stock had 3,433 Plan participants invested in the common stock. The value per share was $22.00 at December 31, 1996.

The Fidelity Magellan Fund seeks long-term capital appreciation by making a profit on invested capital over the long-term. The fund invests in common stock, and securities convertible to common stock, issued by companies operating in the U.S. or as foreign companies. Investments are diversified among large and small corporations in a variety of industries and sectors within the market. At December 31, 1996, the Fidelity Magellan Fund had 2,108 Plan participants invested in the fund. The value per share was $80.65 at December 31, 1996.

The Fidelity Puritan Fund is a managed stock and bond fund which seeks to obtain as much income as possible, consistent with the preservation and conservation of capital. The fund invests in a broad list of securities, including common stock, preferred stock and bonds, including high-yield, low-quality bonds. At December 31, 1996, the Fidelity Puritan Fund had 1,709 Plan participants invested in the fund. The value per share was $17.24 at December 31, 1996.

Guaranteed Investment Contracts (GICs) are invested in the guaranteed interest rate contracts of major insurance companies. Each contract provides a fixed interest rate for a stated period of time. At December 31, 1996, the GICs had 2,489 Plan participants invested in the contracts (see note 7).

The Vanguard Money Market Account invests in short-term, high quality money market investments issued by financial institutions, non-financial
corporations, the U.S. government, and federal agencies.   November and
December Plan contributions have been deposited in this account in order to facilitate the transfer of the Plan assets to the new trustee and investment options (see note 7). All participants who contributed to the Plan in these months invested in this fund.

     Use of Estimates

The preparation of the financial statements in accordance with generally accepted accounting principles require the plan administrators to make estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts included in the statement of changes in net assets available for plan benefits. Actual results could differ from those estimates.

(3)  Investments

The following presents fair value of investments and the contract value of GICs held at December 31, 1996 and 1995:

                               December 31, 1996
                                                                   Fair/
Number                                                             Contract
of Shares   Investments                             Cost           Value
_________   ___________                             ____           ________

           Mutual Funds:
153,241      Fidelity Magellan Fund                $11,434,465   12,358,950
429,604      Fidelity Puritan Fund                   7,002,598    7,406,370
____________________________________________________________________________
                                                    18,437,063   19,765,320
____________________________________________________________________________
           Common Stock:
2,047,795    Airgas, Inc. Common Stock              23,272,216   45,051,490
____________________________________________________________________________

           Guaranteed Investment Contracts:
             American International Life Assurance Co.
               Investment Contract, 5.06% due 1/99   3,126,007    3,126,007
             Hartford Insurance Group Guaranteed
               Investment Contract, 7.56%, due 12/97   549,801      549,801
             Confederation Guaranteed Investment
               Contract, 8.21%, due 12/95 (note 7)   1,039,957    1,039,957
             Great West Life Guaranteed Investment
               Contracts, 5.85% to 6.75%, due
               1/97 to 7/97                          3,537,905    3,537,905
             John Hancock Guaranteed Investment
               Contracts, 5.31% to 7.02%, due
               5/98 to 5/99                          2,955,056    2,955,056
             Continental Assurance Co. Guaranteed
               Investment Contract, 6.64%,
               due 5/98                              2,863,392    2,863,392
____________________________________________________________________________

                                                    14,072,118   14,072,118
____________________________________________________________________________

             Short-term Investment:
               Vanguard Money Market Account           895,667      895,667
____________________________________________________________________________

                                                   $56,677,064   79,784,595
____________________________________________________________________________

(3)  Continued

                               December 31, 1995
                                                                   Fair/
Number                                                             Contract
of Shares   Investments                             Cost           Value
_________   ___________                             ____           ________

           Mutual Funds:
112,910      Fidelity Magellan Fund                $ 8,160,132    9,707,996
306,782      Fidelity Puritan Fund                   4,849,068    5,218,360
____________________________________________________________________________
                                                    13,009,200   14,926,356
____________________________________________________________________________
           Common Stock:
920,737      Airgas, Inc. Common Stock              16,236,916   30,614,505
____________________________________________________________________________

           Guaranteed Investment Contracts:
             Capital Holdings Guaranteed
               Investment Contract, 8.51% due 1/96     207,622      207,622
             Hartford Insurance Group Guaranteed
               Investment Contracts, 7.50% to 7.90%,
               due 12/95 to 12/97                      878,513      878,513
             Confederation Guaranteed Investment
               Contract, 8.21%, due 12/95            1,039,957    1,039,957
             Great West Life Guaranteed Investment
               Contracts, 5.6% to 8.07% due
               12/95 to 7/97                         6,170,938    6,170,938
             John Hancock Guaranteed Investment
               Contracts, 5.31% to 8.57%, due
               3/96 to 5/99                          3,305,388    3,305,388
             New York Life Guaranteed Investment
               Contract, 7.14%, due 10/96            1,967,497    1,967,497
             Continental Assurance Co. Guaranteed
               Investment Contract, 6.64%, due 5/98  2,784,635    2,784,635

____________________________________________________________________________

                                                    16,354,550   16,354,550
____________________________________________________________________________

                                                   $45,600,666   61,895,411
____________________________________________________________________________

(3)  Continued

Changes in unrealized appreciation are summarized as follows:

                                               1996        1995        1994
______________________________________________________________________________

Unrealized appreciation at January 1       $16,294,745  $4,781,611  7,325,607

Unrealized gains (losses) on investments:
   Fidelity Magellan Fund                     (623,379)  1,588,404   (249,470)
   Fidelity Puritan Fund                        34,480     503,817   (197,963)
   Airgas, Inc. Common Stock                 7,401,685   9,420,913 (2,096,563)
______________________________________________________________________________

Unrealized appreciation at December 31     $23,107,531 $16,294,745  4,781,611
______________________________________________________________________________


During 1996, the Plan's investments (including investments bought, sold, and held during the year) appreciated by $12,123,065 as follows:

   Fidelity Magellan Fund                  $  1,315,646
   Fidelity Puritan Fund                        916,694
   Airgas, Inc. Common Stock                  9,890,725
   _____________________________________________________
                                           $ 12,123,065
                                             __________

Realized gain on the Fidelity Magellan Fund and the Fidelity Puritan Fund investments includes the realized gain on the sale of investments and the realized investment income within these funds. The average cost method is followed in determining the cost of investments sold.

The average yield earned on the Guaranteed Investment Contracts (GICs) was approximately 5.6% and 6.1% for the years ended December 31, 1996 and 1995 respectively. The crediting interest rates ranged from 5.06% to 7.56% as of December 31, 1996 and from 5.31% to 8.57% as of December 31, 1995. The fair value of the GICs was $14,042,957 at December 31, 1996.

The following investments represent 5% or more of participants' equity at December 31, 1996:
                                                              Percentage of
                                                              Participants'
                                           Fair Value         Equity
______________________________________________________________________________

Fidelity Magellan Fund                     $12,358,950           14 %
Fidelity Puritan Fund                        7,406,370            9
Airgas, Inc. Common Stock                   45,051,490           54
Corestates Liquidity Fund                    4,424,995            5
______________________________________________________________________________

(4)  Cash and Cash Equivalent

Cash and cash equivalent consists principally of amounts invested in the CoreStates Liquidity Fund which invests in corporate bonds and U.S. Treasury Bills with maturities of three months or less.


(5)  Federal Income Taxes

The Plan has received a letter of favorable determination for tax qualification from the Internal Revenue Service dated January 23, 1996. Accordingly, the Plan is a qualified trust under section 401(a) of the Internal Revenue Code and, thus, is exempt from federal income taxes under section 501(a) of the Internal Revenue Code as of December 31, 1996. Effective January 1, 1997, the Plan was amended. See note 7.


(6)  Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.


(7)  Subsequent Events

In August 1994, the assets of Confederation Life Insurance Company were placed under the regulatory supervision of the Michigan Commissioner of Insurance. The Confederation Life Guaranteed Investment Contract (GIC) was subject to certain regulatory restrictions, and thus the Plan management ceased accruing interest on the funds. In March 1997 the rehabilitation plan of the assets was finalized. The rehabilitation plan provides for receipt of 100% of the August 1994 value into the Plan plus interest earned between the liquidation plan's asset valuation date and the actual distribution date. The rehabilitation plan also provides for the distribution of certain contingent assets, such as litigation proceeds, to GIC investors in the future as they may become available.

The Company's Midwest Carbide Corporation subsidiary adopted the Keokuk Bargaining Unit 401(k) Plan (the Keokuk Plan) effective January 1, 1988 for the benefit of certain of its employees. Effective January 1, 1997, the Company amended and restated the Plan to provide for the merger of the Keokuk Plan with and into the Plan. This amendment is subject to the subsequent condition that the Internal Revenue Service issues a favorable determination for tax qualification.

Effective January 31, 1997, the Plan changed its trustee to the Vanguard Group. The Plan also changed its investment options, keeping only the Airgas Common Stock Fund and the GIC Fund (renamed the Investment Contract Fund) and adding ten Vanguard funds. Plan assets were fully transferred to the new investments by April 1997 in accordance with participant elections. Additionally, effective January 1, 1997, administrative expenses are paid by the Plan.

                                                                   Schedule 1

AIRGAS, INC. 401(k) PLAN

Item 27(a) - Schedule of Assets Held For Investment Purposes


December 31, 1996
______________________________________________________________________________
                                                                   Fair/
Number                                                             Contract
of Shares   Investments                             Cost           Value
_________   ___________                             ____           ________

           Mutual Funds:
  153,241    Fidelity Magellan Fund                $11,434,465   12,358,950
  429,604    Fidelity Puritan Fund                   7,002,598    7,406,370
____________________________________________________________________________
                                                    18,437,063   19,765,320
____________________________________________________________________________
           Common Stock:
2,047,795    Airgas, Inc. Common Stock              23,272,216   45,051,490
____________________________________________________________________________

           Guaranteed Investment Contracts:
             American International Life Assurance Co.
               Guaranteed Investment Contract,
               5.06%, due 1/99                       3,126,007    3,126,007
             Hartford Insurance Group Guaranteed
               Investment Contract, 7.56% due 12/97    549,801      549,801
             Confederation Guaranteed Investment
               Contract, 8.21%, due 12/95            1,039,957    1,039,957
             Great West Life Guaranteed Investment
               Contracts, 5.6% to 8.07% due
               12/95 to 7/97                         3,537,905    3,537,905
             John Hancock Guaranteed Investment
               Contracts, 5.31% to 8.57%, due
               3/96 to 5/99                          2,955,056    2,955,056
             Continental Assurance Co. Guaranteed
               Investment Contract, 6.64%, due 3/98  2,863,392    2,863,392
____________________________________________________________________________

                                                    14,072,118   14,072,118
____________________________________________________________________________
             Employee Loans                          2,884,144    2,884,144
____________________________________________________________________________
             Short-term Investment:
              Vanguard Money Market Account        $   895,667      895,667
____________________________________________________________________________
                                                   $59,561,208   82,668,739
____________________________________________________________________________

                                                                  Schedule 2

AIRGAS, INC. 401(k) PLAN

Item 27(d) - Schedule of Reportable Transactions

Year ended December 31, 1996
____________________________________________________________________________________________________

During the year ended December 31, 1996, the Plan had the following reportable transactions by issue:
                                                                                      Net
Identity of            Description            Transaction   Purchase     Selling      gain
party involved         of asset               type          Price        Price        (loss)
____________________________________________________________________________________________________
Fidelity Investment    Magellan Mutual Fund   Purchases     $1,264,923            -           -
                                              Sales            648,149      688,110      39,961

Fidelity Investment    Puritan Mutual Fund    Purchases        751,722            -           -
                                              Sales                  -            -           -

CoreStates Bank        CoreStates             Purchases     19,891,238            -           -
                          Liquidity Fund      Sales         18,477,699   18,477,691           -

Continental Assurance  Guaranteed Investment  Purchases              -            -           -
  Company                 Contract            Sales          4,159,913    4,159,913           -
_____________________________________________________________________________________________________

